Exhibit 99.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Peter H. Jackson, certify, pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Intraware, Inc. on Form 10-Q for the fiscal quarter ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Intraware, Inc.

Dated: July 15, 2003

/s/ PETER H. JACKSON

Peter H. Jackson
President and Chief Executive Officer of Intraware, Inc.
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Intraware, Inc. and will be retained by Intraware, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Wendy A. Nieto, certify, pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Intraware, Inc. on Form 10-Q for the fiscal quarter ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Intraware, Inc.

Dated: July 15, 2003

/s/ WENDY A. NIETO

Wendy A. Nieto
Chief Financial Officer and Senior Vice President of Finance of Intraware, Inc. (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Intraware, Inc. and will be retained by Intraware, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.